Exhibit 10.2

[GTT Communications, Inc. Letterhead]

November 27, 2019

The Spruce House Partnership LP
c/o The Spruce House Partnership
435 Hudson Street — Suite 804
New York, NY 10014
Attention: Ben Stein and Zach Sternberg

Acquisition of GTT Communications, Inc. Securities

Messrs. Stein and Sternberg:

We refer to the Investor Rights Agreement, dated as of May 31, 2018, by and among GTT Communications, Inc., a Delaware corporation (the “Company”), and the Persons listed on Schedule I thereto, including The Spruce House Partnership LP (“Spruce House”), as amended by Amendment No. 1 to Investor Rights Agreement, dated as of May 30, 2019, by and among the Company, Spruce House and the Acacia Investors and by Amendment No. 2 to Investor Rights Agreement, dated as of November [27], 2019, by and among the Company and Spruce House (as so amended, the “Investor Rights Agreement”). Each capitalized term used and not defined herein shall have the meaning assigned to such term in the Investor Rights Agreement.

Pursuant to Section 3.1.1(b) of the Investor Rights Agreement, the Company hereby consents to the acquisition by Spruce House and its controlled Affiliates of common stock of the Company, at any time and from time to time, so long as the total beneficial ownership of Spruce House and its controlled Affiliates in the Company’s common stock, after giving effect to such acquisitions, would not exceed 30% of the Company’s Total Voting Power at such time; provided that, if at any time the Company reasonably believes an acquisition by Spruce House or its controlled Affiliates of additional shares of the Company’s common stock will be treated as an “ownership change” as defined in Section 382 of the Code, the Company may notify Spruce House of such belief, and Spruce House shall not acquire any additional shares of the Company’s common stock until such time that Spruce House is advised by the Chief Financial Officer of the Company that the facts and circumstances giving rise to the Company’s reasonable belief that such acquisition would be treated as an “ownership change” as defined in Section 382 of the Code no longer apply. Upon Spruce House’s request from time to time, the Chief Financial Officer of the Company shall confirm whether the Company continues to reasonably believe that an acquisition by Spruce House or its controlled Affiliates of additional shares of the Company’s common stock would be treated as an “ownership change” as defined in Section 382 of the Code.

From the date of this letter and continuing until receipt of approval (or confirmation that no approval is required) from the Republic of Austria Federal Ministry for Digital and Economic Affairs (Bundesministerium Digitalisierung und Wirtschaftsstandort) and from the state public utility commission for the Commonwealth of Virginia (together, the “Regulatory Approvals”) required in order for Spruce House to acquire common stock representing 25% or more of the Company’s Total Voting Power (the “End Date”), in any vote or action by written consent of the stockholders of the Company (including, without limitation, with respect to the election of directors), Spruce House shall, and shall cause its controlled Affiliates to, vote or execute a written consent with respect to the Voting-Restricted Shares held by Spruce House and its controlled Affiliates in accordance with the recommendation of the Company Board or, if the Company Board does not make a recommendation with respect to a particular matter, in proportion to the votes cast by the holders of the Company’s common stock other than Spruce House and its controlled Affiliates. For purposes of this agreement, (i) “Total Voting Power” shall mean the aggregate number of votes which may be cast by all holders of outstanding common stock and all other securities of the Company entitled to vote in the election of directors and (ii) “Voting-Restricted Shares” shall mean all shares of the Company’s common stock beneficially owned by Spruce House and its controlled Affiliates (and with respect to which such entities have voting rights) in excess of 24.9% of the Company’s Total Voting Power. In furtherance of this paragraph, Spruce House and its controlled Affiliates hereby irrevocably appoint the Company and any individuals designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for Spruce House and its controlled Affiliates, and in the name, place and stead of Spruce House and its controlled Affiliates, to vote (or cause to be voted) in such manner as set forth in this paragraph the Voting-Restricted Shares that Spruce House and its controlled Affiliates are or may be entitled to vote at any meeting of the Company held after the date hereof (but prior to the End Date), whether annual or special and whether or not an adjourned meeting, and to act by written consent in lieu of a meeting to the extent permissible with respect to the Voting-Restricted Securities (the “Irrevocable Proxy”). The Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of Spruce House and/or its controlled Affiliates and shall not be terminated by operation of law upon the occurrence of any event; provided, however, that notwithstanding any other provision hereof (i) the Irrevocable Proxy shall cease to apply to any shares upon the sale or transfer thereof by Spruce House or its controlled Affiliates to anyone other than Spruce House or its controlled Affiliates or any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of which Spruce House or its controlled affiliates is a member and (ii) the Irrevocable Proxy shall terminate upon the earlier of the End Date or mutual agreement of the Company and Spruce House. The Irrevocable Proxy shall operate to revoke and render void any prior proxy as to any securities of the Company heretofore granted by Spruce House and its controlled Affiliates which is inconsistent herewith, including the proxy granted by Spruce House pursuant to the letter agreement dated December 21, 2018. Spruce House shall cause any of its controlled Affiliates that may from time to time beneficially own Voting-Restricted Shares, if and when requested by the Company from time to time, to promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of the Irrevocable Proxy. This paragraph shall be effective only as to any shares of the Company’s common stock held by Spruce House and/or its controlled Affiliates that are, once purchased, Voting-Restricted Shares, and shall automatically cease to be effective and shall terminate upon any sale or transfer if, as result of such sale or transfer, Spruce House and its controlled Affiliates no longer hold any Voting-Restricted Shares (it being acknowledged that if Spruce House and its controlled Affiliates at any time cease to hold Voting-Restricted Shares but subsequently and prior to the End Date acquire shares of the Company that are Voting-Restricted Shares, this paragraph shall be effective as to such subsequently acquired shares). Nothing herein shall be construed to create any limitation on the sale, transfer or pledge of any shares of the Company’s common stock by Spruce House. For the avoidance of doubt, the Irrevocable Proxy, any other proxies that may have been entered into pursuant to this paragraph and the obligations of Spruce House pursuant to this paragraph shall terminate on the End Date.

The Company shall use its reasonable efforts to cooperate with Spruce House to give prior notice to, and obtain consents of, all governmental entities necessary to permit Spruce House and/or its controlled Affiliates to acquire beneficial ownership of the Company’s common stock not exceeding 30% of the Company’s Total Voting Power, including the Regulatory Approvals. In connection therewith, Spruce House and the Company shall (i) promptly make appropriate filings with respect to all governmental entities necessary to permit Spruce House and/or its controlled Affiliates to acquire beneficial ownership of the Company’s common stock not exceeding 30% of the Company’s Total Voting Power, including the Regulatory Approvals, (ii) supply as promptly as practicable to the appropriate governmental entities any additional information and documentary material that may be requested in connection therewith and (iii) cooperate and coordinate with each other with respect thereto. Notwithstanding the foregoing, in connection with obtaining such consents the Company shall not be required to agree to any limitation on the conduct of the business of the Company or any of its subsidiaries or to commence or participate in any action or proceeding against any governmental entity.

[Signature Pages Follow]

Best regards,

GTT COMMUNICATIONS, INC.

By:
Name:
Title:

Acknowledged and Agreed:

The Spruce House Partnership LP

By:	Spruce House Capital LLC, its general partner

By:
Name:
Title: